EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Prospectus and Registration Statement (Form S-8) pertaining to the non-qualified stock option agreement between Tarrant Apparel Group and Gerard Guez and the non-qualified stock option agreement between Tarrant Apparel Group and Todd Kay of our report dated March 14, 2003 with respect to the consolidated financial statements and schedule of Tarrant Apparel Group and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young, LLP

Los Angeles, California
June 11, 2003